Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260511) and Form S-8 (No. 333-275601, No. 333-172448, No. 333-222117, No. 333-235865, and No. 333-268379) of Contango Ore, Inc., of our report dated March 13, 2024, relating to the financial statements of Peak Gold, LLC, appearing as an exhibit in this Transition Report on Form 10-KT of Contango Ore, Inc. for the period from July 1, 2023 to December 31, 2023.

/s/Moss Adams LLP

Houston, Texas

March 14, 2024